                                           Filed Pursuant to Rule 424(b)(3)
                                                 REGISTRATION NO. 333-32756

           PROSPECTUS SUPPLEMENT NO. 6 DATED JANUARY 22, 2001 TO THE
                       PROSPECTUS DATED JUNE 30, 2000 OF
                              CURAGEN CORPORATION

     This Prospectus Supplement No. 6 amends the information in the table under the caption "Selling Holders" in the Prospectus dated June 30, 2000, as supplemented from time to time, by deleting the information contained in the table regarding the Selling Securityholders and substituting therefor the following table:

Name of Security Holder     Principal Amount of     Common Stock Owned     Common Stock Offered     Common Stock Owned
                          Debentures Beneficially                                                   After Completion of
                           Owned and Offered (in                                                       The Offering
                                thousands)

AIG SoundShore Holdings,          $ 8,725                 136,696                  136,696                    0
 LTD

AIG SoundShore                    $ 2,500                  39,168                   39,168                    0
 Opportunity Holdings
 Fund LTD

AIG SoundShore Strategic          $ 1,106                  17,328                   17,328                    0
 Holding
 Fund LTD

Alta Partners Holdings LDC        $ 4,000                  62,669                   62,669                    0

Argent Classic                    $ 5,875                  92,045                   92,045                    0
 Convertible Arbitrage
 Fund (Bermuda) L.P.

Argent Convertible                $ 1,000                  15,667                   15,667                    0
 Arbitrage Fund Ltd.

BNP Arbitrage SNC                 $ 3,750                  58,752                   58,752                    0

BNP Cooper Neff                   $   250                   3,917                    3,917                    0
 Convertible Strategies
 Fund, L.P.

CFFX, L.L.C.                      $ 1,000                  15,667                   15,667                    0

Chartwell Investment              $ 1,000                  15,667                   15,667                    0
 Partners

CLSP, L.P.                             --                 534,079                  226,913              307,166

CLSP-SBS I, L.P.                       --                  81,034                   81,034                    0

CSLP-SBS II, L.P.                      --                  30,397                   30,397                    0

CLSP II, L.P.                          --                  36,656                   36,656                    0

Credit Research and               $   710                  11,124                   11,124                    0
 Trading LLC

Credit Suisse First               $ 2,200                  34,468                   34,468                    0
 Boston Corporation

Deephaven Domestic                $ 3,500                  54,835                   54,835                    0
 Convertible Trading LTD

Depository Trust Company          $27,871                 436,661                                             0

Deutsche Bank                     $11,000                 172,339                  172,339                    0
 Securities, Inc.

Donaldson, Lufkin and             $ 4,125                  64,627                   64,627                    0
 Jenrette Securities
 Corporation

Name of Security Holder     Principal Amount of     Common Stock Owned     Common Stock Offered     Common Stock Owned
                          Debentures Beneficially                                                   After Completion of
                           Owned and Offered (in                                                       The Offering
                                thousands)

Family Services Life              $   300                   4,700                      4,700                  0
 Insurance Co.

Fidelity Financial Trust          $ 6,000                  94,003                     94,003                  0

Fir Tree Value Fund LP            $ 7,041                 110,309                    110,309                  0

Fir Tree Institutional            $ 2,611                  40,902                     40,902                  0
 Value Fund LP

Fir Tree Value Partners           $   725                  11,352                     11,352                  0
 LDC II

Fir Tree Value Fund LP #2         $ 1,000                  15,667                     15,667                  0

Guardian Life                     $ 6,500                 101,837                    101,837                  0
 Insurance Co.

Guardian Pension Trust            $   200                   3,133                      3,133                  0

Helix Convertible                 $ 1,620                  25,381                     25,381                  0
 Opportunities Fund Ltd

Helix Convertible                 $ 2,875                  45,043                     45,043                  0
 Opportunities, L.P.

JMG Capital Partners LP           $ 4,688                  73,448                     73,448                  0

JMG Convertible                   $   500                   7,834                      7,834                  0
 Investments LP

JMG Triton Offshore Fund          $ 8,207                 128,581                    128,581                  0
 LTD

J.P. Morgan Securities, Inc.      $ 3,000                  47,002                     47,002                  0

KBC Financial Products            $   200                   3,133                      3,133                  0

Lyxor Master Fund                 $ 2,750                  43,085                     43,085                  0

McMahan Securities Co. L.P.       $   250                   3,917                      3,917                  0

Merrill Lynch Convertible         $   250                   3,917                      3,917                  0
 Fund, Inc.

Michael Angelo, LP                $ 3,250                  50,918                     50,918                  0

Morgan Stanley & Co.              $ 2,500                  39,168                     39,168                  0

Paloma Securities LLC             $ 1,000                  15,667                     15,667                  0


Name of Security Holder     Principal Amount of     Common Stock Owned     Common Stock Offered     Common Stock Owned
                          Debentures Beneficially                                                   After Completion of
                           Owned and Offered (in                                                       The Offering
                                thousands)


Pequot Partners                        --               3,638,000                  1,500,000          2,138,000
 Fund, LP

Pequot International                   --               1,500,000                  1,500,000                  0
 Fund, Inc.

Quantum Industrial                     --               3,626,517                    281,250          3,345,267
 Partners LDC

Quantum Partners LDC                   --                 281,250                    281,250                  0

R2 Investments LDC                $ 6,500                 101,837                    101,837                  0

Sagamore Hill Hub                 $   250                   3,917                      3,917                  0
 Fund Ltd.

St. Albans Partners               $ 1,500                  23,501                     23,501                  0

St. Thomas Trading, Ltd.          $    50                     783                        783                  0

The Common Fund f/a/o             $   505                   7,912                      7,912                  0
 Absolute Return Fund

Tribeca Investments LLC           $29,825                 467,275                    467,275                  0

Value Line Convertible            $   500                   7,834                      7,834                  0
 Fund, Inc.

Variable Insurance Products       $     7                     110                        110                  0
 Fund, III:
 Aggressive Growth Portfolio

Warburg Dillon                    $    30                     470                        470                  0
 Read LLC


  This Prospectus Supplement No. 6 should be read in conjunction with the Prospectus dated June 30, 2000. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their debentures since the date on which they provided the information about their debentures in transactions exempt from the registration requirements of the Securities Act.